CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references to our firm under the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 5 to File No. 333-123998; Amendment No. 7 to File No. 811-21749) of CRM Mutual Fund Trust of our report dated August 11, 2006, included in the 2006 Annual Reports to shareholders.
ERNST & YOUNG LLP
Philadelphia, Pennsylvania
October 19, 2006